Report of Independent Accountants

To the Board of Trustees of T. Rowe Price State
Tax-Free Income Trust and
Shareholders of Maryland Short-Term Tax-Free Bond
 Fund and Maryland Tax-Free Bond Fund

In planning and performing our audit of the financial statements of Maryland Short-Term Tax-Free Bond Fund and Maryland Tax-Free
Bond Fund (hereafter referred to as the "Funds") for the year ended February 28, 2001, we considered the Fund's internal control,
including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our
opinion on the Fund's financial statements and to comply
 with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing
 and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are
relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
 Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.


Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of February 28, 2001.

This report is intended solely for the information and use of management, the Board of Trustees of
T. Rowe Price State Tax-Free Income
Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other then these specified parties.




PricewaterhouseCoopers LLP
Baltimore, Maryland
March 19, 2001